Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 2016, relating to the financial statements of the International Paper Company Salaried Savings Plan for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Memphis, Tennessee

August 8, 2016